Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,384,170
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,018,450
Dividend Income	96,083
Interest Income	137,651
ETF Transaction Fees	350
Total Income (Loss)	$9,636,704

Expenses
General Partner Management Fees	$53,229
Professional Fees	3,812
Brokerage Commissions	823
Directors' Fees and insurance	3,864
NYMEX License Fee	1,331
Total Expenses	$63,059
Net Income (Loss)	$9,573,645

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/22	$97,347,145
Withdrawals (100,000 Shares)	(3,499,250)
Net Income (Loss)	9,573,645

Net Asset Value End of Month	$103,421,540
Net Asset Value Per Share (2,900,000 Shares)	$35.66

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596